AMENDMENT TO SUBADVISORY AGREEMENT
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
     AMENDMENT made as of this 17th day of October, 2005 to the Subadvisory Agreement dated May 1, 2003, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A
     Appendix A of the Agreement relating to compensation of the Subadviser shall be deleted and replaced by the attached Appendix A.
2.	EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	John Hancock Life Insurance Company
(U.S.A.), Managing Member

By:	/s/John D. DesPrez III
John D. DesPrez III
Chairman

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
By:	/s/Gordon R. Pansegrau
	Name:	Gordon R. Pansegrau
	Title:	General Counsel, Secretary and Chief Compliance Officer

2

APPENDIX A
     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio	Aggregate Net Assets*
Emerging Growth Trust

Between
$1.5 billion
	First	and	Excess Over
	$1.5 billion	$7.5 billion	$7.5 billion
	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*
Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust

	First	Excess Over
	$500 million	$500 million
	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*
Pacific Rim Trust

	First	Excess Over
	$50 million	$50 million
	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*
Quantitative All Cap Trust

	First	Excess Over
	$200 million	$200 million
	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*
Quantitative Mid Cap Trust

Between
$500 million
	First	and	Excess Over
	$500 million	$1 billion	$1 billion
	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*
Quantitative Value Trust

	First	Excess Over
	$500 million	$500 million
	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*
500 Index Trust B
Money Market Trust B
Money Market Trust

Between
$250 million
	First	and	Excess Over
	$250 million	$500 million	$500 million
	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*
Small Cap Index Trust
Mid Cap Index Trust
Total Stock Market Index Trust
500 Index Trust

*	The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)		Other Portfolio(s)
Lifestyle Aggressive 1000 Trust	—	Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust,
each a series of John Hancock Trust and

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust,
each a series of John Hancock Funds II

Lifestyle Growth 820 Trust		Lifestyle Aggressive 1000 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust,
each a series of John Hancock Trust and

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust,
each a series of John Hancock Funds II

Lifestyle Balanced 640 Trust		Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust,
each a series of John Hancock Trust and

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust,
each a series of John Hancock Funds II

Trust Portfolio(s)	Other Portfolio(s)
Lifestyle Moderate 460 Trust	Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Conservative 280 Trust,
each a series of John Hancock Trust and

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust,
each a series of John Hancock Funds II

Lifestyle Conservative 280 Trust	Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust,
each a series of John Hancock Trust and

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust,
each a series of John Hancock Funds II.

Pacific Rim Trust	Pacific Rim Fund, a series of John Hancock Funds II

Quantitative All Cap Trust	Quantitative All Cap Fund, a series of John Hancock Funds II

Quantitative Mid Cap Trust	Quantitative Mid Cap Fund, a series of John Hancock Funds II

Quantitative Value Trust	Quantitative Value Fund, a series of John Hancock Funds II

Quantitative Equity Trust	Quantitative Equity Fund, a series of John Hancock Funds II

500 Index Trust B	500 Index Fund B, a series of John Hancock Funds II

Trust Portfolio(s)	Other Portfolio(s)
Money Market Index Trust B	Money Market Index Fund B, a series of John Hancock Funds II

Money Market Trust	Money Market Fund, a series of John Hancock Funds II

Small Cap Index Trust	Small Cap Index Fund, a series of John Hancock Funds II

Mid Cap Index Trust	Mid Cap Index Fund, a series of John Hancock Funds II

Total Stock Market Index Trust	Total Stock Market Index Fund, a series of John Hancock Funds II

500 Index Trust	500 Index Fund, a series of John Hancock Funds II
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.